CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS



Perma-Fix Environmental Services, Inc.
Gainesville, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, Registration No. 333-43149, of our report dated February 13, 1998, relating to the consolidated financial statements and schedule of Perma-Fix Environmental Services, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                   /s/ BDO Seidman, LLP

                                   BDO Seidman, LLP


Orlando, Florida
February 10, 1999